EXHIBIT 4.6.3
FNB FINANCIAL SERVICES, LP
General Partner Certificate Pursuant to Indenture
     Pursuant to Sections 201 and 301 of the Indenture dated as of August 16, 2005 (as amended or supplemented from time to time, the “Indenture), by and among FNB Financial Services, LP (the “Company”), F.N.B. Corporation, as Guarantor (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee (the “Trustee”), the undersigned hereby certifies, in connection with the issuance by the Company of the Securities described herein, that:
     (1) There shall be the following Securities issuable under the Indenture and pursuant to this General Partner Certificate: (i) Subordinated Term Notes, Series 2010 (the “Term Notes”); (ii) Subordinated Daily Notes, Series 2010 (the “Daily Notes”); and (iii) Subordinated Special Daily Notes, Series 2010 (the “Special Daily Notes”) (the Term Notes, Daily Notes and Special Daily Notes are sometimes collectively referred to herein as the “Notes”).
     (2) There is no limit on the aggregate principal amount of Notes that may be authenticated and delivered under the Indenture.
     (3) The Term Notes will be due 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27, 30, 36, 48, 60, 84 or 120 months from the date of issuance thereof, according to their respective terms (the “Maturity Date”), unless redeemed or extended as provided therein. The Term Notes will be automatically extended for successive terms, equal in duration to their original term, at the rate(s) of interest then in effect for Term Notes of comparable maturity unless, prior to maturity, the Company receives notification of the Holder’s intent to redeem the Term Note. The principal amount of each Term Note shall be payable in one lump sum on the Maturity Date thereof.
     (4) The principal amount of each Daily Note and each Special Daily Note shall be due and payable on demand; provided, however, that (i) the Company retains the right to require the Holder to give the Company no less than 30 days prior written notice, by first class mail, of a redemption in whole or in part demanded by the Holder, which notice shall specify the principal amount of the Note to be redeemed and the redemption date, (ii) a partial redemption may not reduce the principal amount of a Daily Note to less than $50, (iii) a partial redemption may not reduce the principal amount of a Special Daily Note to less than the minimum purchase amount with respect to Special Daily Notes in effect at the time of issuance of the Special Daily Note to be redeemed, and (iv) the Company may at the time of sale of any Special Daily Note establish a minimum principal amount with respect to which a Holder may require the Company to partially redeem such Special Daily Note.
     (5) The interest rates payable on the Daily Notes and Special Daily Notes will be determined by the Company and may fluctuate on a daily basis. Any adjustment to the interest rate shall remain in effect until next adjusted by the Company. Interest on the Daily Notes and Special Daily Notes shall accrue daily from the date of issuance and be compounded quarterly. Accrued interest shall be paid to the Holder of a Daily Note or Special Daily Note upon redemption in whole of the Note.
     (6) The interest rate payable on each maturity of the Term Notes will be determined by the Company from time to time. The interest rate payable on any particular Term Note will be fixed for the term of the Note. The Company may from time to time offer Term Notes with a higher interest rate if a higher minimum purchase amount is met.
     (7) Interest on the Term Notes shall accrue daily from the date of issuance. The Holder thereof may elect to have the interest thereon paid either monthly or quarterly by check, or compounded quarterly and paid at maturity.
     (8) The Company shall have the right, at its option, to call the Notes of any series for redemption at any time. Any partial redemption of a series shall either be made ratably on all the Outstanding Notes of the series called for redemption, or by lot or in any other equitable fashion. Interest on the Notes will continue to accrue until the date of redemption and no premium shall be paid thereon. The Company will give each Holder not less than 30 days prior written notice by first class mail of a redemption of any Notes held by such Holder, specifying the principal amount of the Notes to be redeemed and the redemption date. Notice of redemption having been given by the Company as aforesaid, the principal amount of the Notes specified in such notice, together with interest accrued and unpaid thereon to the date of redemption, will become due and payable on such redemption date.
     (9) The Holder of a Term Note will have the right, at its option, to have the Company redeem the Term Note upon demand prior to maturity. As to a Term Note having a maturity of 12 months or less, the Holder shall, upon such redemption, forfeit an amount equal to 3 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity of between 13 months and 30 months, inclusive, the Holder shall forfeit an amount equal to 6 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity in excess of 30 months, the Holder shall forfeit an amount equal to 12 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. Where necessary to comply with the requirements of this Paragraph, interest already paid to or for the account of the Holder will be deducted from the amount redeemed. Holders of Term Notes will also have the right to make partial redemptions prior to maturity; provided, however, that a partial redemption may not reduce the outstanding principal amount of a Term Note to less than $500. The above mentioned forfeitures will be calculated only upon the principal amount as to which the Term Note is being redeemed. The Company may require the Holder of any Term Note electing to have the Company redeem the Holder’s Term Note to give the Company not less than 30 days prior written notice, by first class mail, of such election, which notice shall specify the principal amount of the Term Note to be redeemed and the redemption date.
     (10) Notwithstanding the provisions of Paragraph (9) hereof, Term Notes may be redeemed before maturity without forfeiture of interest upon the death of any Holder or if the Holder is determined to be legally incompetent by a court or any other administrative body of competent jurisdiction.
     (11) The principal amount of each Term Note shall be payable in one lump sum on the Maturity Date thereof; provided, however, that, unless the Company has received notification of a Holder’s intent to have the Company redeem the Holder’s Term Note at or prior to maturity, each Term Note will be automatically extended for successive terms, each equal in duration to its original term, at the rate of interest then in effect for Term Notes of comparable maturity.
     (12) The Notes are issuable in any denomination; provided, however, that (i) the minimum denomination for Term Notes shall be $500 and the Company may, pursuant to Paragraph (6) hereof, offer higher interest rates on Term Notes of the same maturity if a higher minimum purchase is met, (ii) the minimum denomination for a Daily Note shall be $50, and (iii) the Company may from time to time establish minimum denominations for which Special Daily Notes shall be issued.
     (13) Transfers of the Notes will be registerable, Notes may be surrendered for exchange, and principal of and interest on the Notes will be payable, at the branch offices of Regency Finance Company, at the administrative office of Regency Finance Company located at 3320 East State Street, Hermitage, Pennsylvania 16148, and at such other locations as the Company may from time to time determine.
     (14) Interest on a Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the last Business Day prior to the Interest Payment Date, which day shall constitute the Regular Record Date for such interest payment. Interest not so paid or provided for shall be paid as set forth in Section 307 of the Indenture.
     (15) The Notes shall not be issued, in whole or in part, in the form of a global security or securities.
     (16) The Notes will be subordinate to the prior payment when due of the principal of, and interest on, all Senior Indebtedness.
     (17) The Company hereby appoints Regency Finance Company (“Regency Finance”) (or such other entity as may be acceptable to the Company and the Trustee and shall satisfy the qualifications for serving as Authenticating and Paying Agent set forth in the Indenture) as Authenticating and Paying Agent for the Notes. Such appointment and service shall be at such appointee’s own expense, and the principal of (and premium, if any) and interest on the Notes shall be payable, and any Notes may be surrendered for registration of transfer or for exchange, at any office of Regency Finance.
     (18) The undersigned has read Sections 201 and 301 of the Indenture, which allow Securities to be issued pursuant to the Indenture in one or more series, the particular terms of which are to be established prior to the issuance of the Securities of any such series.
     (19) The undersigned has examined the aforementioned provisions of the Indenture and discussed them with representatives of Day Ketterer Ltd., counsel to the Company.
     (20) The undersigned has made such examination of the Indenture as is necessary to enable it to express an informed opinion whether all conditions precedent to the issuance and delivery of the Notes have been complied with.
     (21) The undersigned believes that all conditions precedent to the issuance and delivery of the Notes have been complied with.
     Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.
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     IN WITNESS WHEREOF, the undersigned has executed this General Partner Certificate as of the 21st day of October, 2010.
REGENCY CONSUMER FINANCIAL SERVICES INC.

By:			By:

	Name:	Gary Boggs		Name:	Mark D. Lozzi
	Title:	President		Title:	Treasurer and Secretary

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